EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amendment to the Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2006, I, Karan C. Pohl, Chief Financial Officer of Coast Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

(1)           such Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Coast Bancorp.

Dated:  April 18, 2007

/s/ Karan C. Pohl
KARAN C. POHL
Chief Financial Officer
(Principal Financial Officer)